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                                                                       EXHIBIT i

                 [BALLARD SPAHR ANDREWS & INGERSOLL LETTERHEAD]


                                              March 10, 2000


AIM Investment Securities Funds
11 Greenway Plaza, Suite 100
Houston, TX 77046-1173

         Re:    AIM Investment Securities Funds
                Registration Statement on Form N-1A


Gentlemen:

         We have acted as counsel to AIM Investment Securities Funds, a business trust organized under the laws of the State of Delaware (the "Trust") and registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, series management investment company.

         The Board of Trustees of the Trust has deemed it advisable for the Trust to acquire all of the assets and assume all of the liabilities of AIM High Yield Fund, AIM Income Fund, AIM Intermediate Government Fund, AIM Money Market Fund and AIM Municipal Bond Fund (each, a "Predecessor Fund"), each of which currently is a series portfolio of AIM Funds Group, a Delaware business trust, pursuant to an Agreement and Plan of Reorganization (the "Reorganization").

         This opinion is given in connection with the filing by the Trust of Post-Effective Amendment No. 12 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and Amendment No. 16 to such Registration Statement under the 1940 Act (collectively, the "Registration Statement") relating to the registration of an indefinite number of Class A, Class B and Class C shares of beneficial interest, par value $0.01 per share (the "Shares"), representing interests in AIM High Yield Fund, AIM Income Fund, AIM Intermediate Government Fund, AIM Money Market Fund and AIM Municipal Bond Fund, five of seven series portfolios of the Trust (each, a "New Fund").

         In connection with our giving this opinion, we have examined copies of the Trust's Amended and Restated Agreement and Declaration of Trust, as amended (the "Trust Agreement"), and resolutions of the Board of Trustees adopted December 7, 1999, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records and other instruments as we have deemed necessary or advisable for purposes of this opinion. We have also examined the prospectuses for the New Funds, which are included in the Registration Statement, substantially in the form in which they are to become effective (the "Prospectuses"). As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Trust.


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AIM Investment Securities Funds
March 10, 2000
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         Based on the foregoing and provided that the shareholders of each
Predecessor Fund approve the Reorganization and that the Registration Statement becomes effective, we are of the opinion that the Shares of each New Fund to be issued to shareholders of the corresponding Predecessor Fund in the Reorganization, upon receipt of the consideration set forth in the Agreement and Plan of Reorganization, will be legally issued, fully paid and nonassessable. In addition, based on the foregoing, we are of the opinion that the Shares of each New Fund to be offered for sale from time to time pursuant to the Prospectuses are duly authorized and, when sold, issued and paid for as described in the Prospectuses, will be legally issued, fully paid and nonassessable.

         We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the Delaware Business Trust Act.

         Both the Delaware Business Trust Act and the Trust Agreement provide that shareholders of the Trust shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware business trust may be held personally liable for that trust's obligations to the extent that the courts of another state which does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of property of a New Fund for all loss and expense of any shareholder held personally liable for the obligations of the New Fund. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which a New Fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined not to be effective.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and to the reference to our firm under the caption "Miscellaneous Information - Legal Matters" in the Statement of Additional Information for the Funds, which is included in the Registration Statement.


                                      Very truly yours,

                                      /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP